Exhibit 99.1

NextNav Inc. Announces 2022 Annual Meeting of Stockholders

MCLEAN, Va., March 7, 2022 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today announced that it intends to hold the Annual Meeting of Stockholders (the “2022 Annual Meeting”) on Wednesday, May 18, 2022, at a time and location to be specified in the Company’s proxy statement for the 2022 Annual Meeting. The close of business on March 18, 2022, has been set as the record date for determination of shareholders entitled to notice of, and to vote at, the 2022 Annual Meeting.

Stockholder Proposals and Director Nominations

Because the 2022 Annual Meeting is the Company’s first annual meeting, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may set a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company plans to make its proxy materials available. Accordingly, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting pursuant to Rule 14a-8 must ensure their proposal is received by the Secretary of the Company at 1775 Tysons Blvd., 5th Floor, McLean, Virginia 22102, by the close of business on March 18, 2022, which the Company has determined to be a reasonable time before it expects to begin making its proxy materials available. Rule 14a-8 proponents and the proposals they submit must also comply with the requirements of Rule 14a-8 and other applicable laws in order to be eligible for inclusion in the Company’s proxy materials for the 2022 Annual Meeting.

In addition, in accordance with the requirements contained the Bylaws of the Company (the “Bylaws”), stockholders who wish to nominate a person for election as a director or bring other business that is a proper subject for stockholder action before the 2022 Annual Meeting outside of Rule 14a-8 must ensure that written notice (including all of the information specified in the Bylaws) of such nomination or other proposal is received by the Secretary of the Company at the address specified above no later than the close of business on March 18, 2022. Any such nomination or other proposal must meet the requirements set forth in the Bylaws in order to be brought before the 2022 Annual Meeting.

About NextNav Inc.

NextNav (NASDAQ: NN) provides next generation GPS and 3D geolocation. NextNav Pinnacle uses highly accurate vertical positioning to transform location services so they reflect the 3D world around us. NextNav TerraPoiNT system keeps critical infrastructure resilient with reliable Position, Navigation and Timing services in the absence of GPS. With carrier-grade dependability and a rapidly expanding nationwide service footprint, NextNav is driving a whole new ecosystem for geolocation applications and services.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the ability of NextNav to continue to meet Nasdaq’s listing standards following the consummation of the business combination; (2) the risk that the consummation of the business combination disrupts current plans and operations of NextNav; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, and the ability to retain its management and key employees; (4) the ability to generate and effectively deploy capital in line with its business strategies; (5) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); (6) the outcome of any legal proceedings that may be instituted against NextNav following the business combination; and (7) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contact:

Erica Bartsch / Neal Nagarajan

Sloane & Company

ebartsch@sloanepr.com ; nnagarajan@sloanepr.com

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